EXHIBIT (c)(2)
STRICTLY CONFIDENTIAL Project Rudy Discussion Materials April 13, 2010

Disclaimer The accompanying material was compiled on a confidential basis for use solely by the Special Committee of the Board of Directors of Rudy (the “Company”) in evaluating the proposed strategic alternatives (the “Alternatives”) discussed therein. This material is not intended to provide the sole basis for evaluating the Alternatives, does not purport to contain all information that may be required and should not be considered a recommendation with respect to the Alternatives. This material was prepared for a specific use by specific persons and was not prepared with a view to public disclosure or to conform with any disclosure standards under securities laws or otherwise. Nothing contained in the accompanying material is, or shall be relied upon as, a promise or representation as to the past, the present or the future. UBS Securities LLC (“UBS”) undertakes no obligation to update or revise the accompanying material. It should be understood that any estimates, valuations and/or projections contained in the accompanying material were prepared or derived from information supplied by the Company and public sources without the assumption by UBS of responsibility for any independent verification thereof. Accordingly, neither UBS nor any of its officers, directors, employees, affiliates, advisors, agents or representatives warrants the accuracy or completeness of any such information, including, without limitation, the accuracy or achievability of any such estimates, valuations and/or projections. Actual results may vary from such estimates, valuations and/or projections and such variations may be material. This material must not be copied, reproduced, distributed or passed to others at any time without the prior written consent of UBS.

Table of Contents SECTION 1 Overview 3 SECTION 2 Management Business Plan 7 SECTION 3 Preliminary Financial Analysis 12 SECTION 4 Overview of Illustrative Acquirors 17

SECTION 1 Overview

Situation Overview ? Battery Ventures (“Battery”) submitted a written proposal for Rudy on March 12, 2010 at $1.45 / share (the “Proposal”) in January 2010, Battery signed a non-disclosure agreement, and was provided certain confidential information about Rudy Battery has been pressing for a response since submitting the Proposal ? Several other companies have approached Rudy over the last few months to discuss potential business combinations Rudy management has not engaged in transaction discussions or shared confidential information with any such firms ? Rudy formed a Special Committee of the Board of Directors (the “Special Committee”) on March 12, 2010 to evaluate strategic alternatives for Rudy ? UBS was invited and presented credentials to a committee of the Board of Directors of Rudy on February 19, 2010 Subsequently, UBS was retained by the Special Committee to help evaluate strategic alternatives

LTM Stock Price Performance Rudy’s stock has demonstrated significant volatility over the past year Source: FactSet as of 4/9/10

Relative Share Price Performance LTM Source: FactSet as of 4/9/10 Note: 1 Peers include Dräger, FARO Technologies, Halma, ICx Technologies, II-VI, Measurement Specialties, Mine Safety Appliances, and Spectris 5-Year +87.2% +97.5% +48.5% +41.1% (65.5%) +21.8% +22.7% +34.0%

SECTION 2 Management Business Plan

Historical Financial Summary

($ in millions, unless noted)	2004	2005	2006	2007	2008	2009	CAGR 04 – 08	CAGR 04 – 09
	Actual Fiscal Year Ended December 31,							
Revenue	45.8	60.3	67.7	90.8	95.4	83.2	20.1%	12.7%
Less: COGS	(18.5)	(24.7)	(32.2)	(44.4)	(47.2)	(42.2)		
Gross Profit	27.3	35.6	35.5	46.4	48.2	41.0	15.3%	8.5%
Less: Sales & Marketing Expense	(11.0)	(16.8)	(19.0)	(25.4)	(21.4)	(18.8)		
Less: Research & Development Expense	(4.3)	(5.4)	(6.1)	(8.0)	(6.7)	(6.4)		
Less: General & Administrative Expense	(8.2)	(12.9)	(13.3)	(17.8)	(22.9)	(23.1)		
Total Operating Expenses	(23.5)	(35.2)	(38.4)	(51.2)	(51.0)	(48.3)		
EBIT [1]	**3.7**	**0.4**	**(2.9)**	**(4.8)**	**(2.7)**	**(7.3)**		
Plus: Depreciation & Amortization	1.0	2.1	3.2	3.7	3.3	3.2		
EBITDA	**4.7**	**2.6**	**0.3**	**(1.1)**	**0.6**	**(4.1)**		
Plus: FCPA Accrual Charge [2]	–	–	–	–	–	3.5		
Adjusted EBITDA	**4.7**	**2.6**	**0.3**	**(1.1)**	**0.6**	**(0.6)**		
Capital Expenditures	(9.3)	(4.9)	(2.2)	(4.0)	(3.5)	(3.0)		
Growth Rates & Margins								
Revenue Growth	46.2%	31.7%	12.3%	34.1%	5.0%	(12.8%)		
Gross Margin	59.5%	59.0%	52.5%	51.1%	50.5%	49.3%		
Sales & Marketing as % of Revenue	24.1%	27.9%	28.0%	28.0%	22.5%	22.6%		
Research & Development as % of Revenue	9.4%	9.0%	9.0%	8.8%	7.0%	7.6%		
General & Administrative as % of Revenue	17.9%	21.4%	19.7%	19.6%	24.0%	27.8%		
EBIT Margin	8.1%	0.7%	(4.2%)	(5.2%)	(2.9%)	(8.8%)		
EBITDA Margin	10.3%	4.3%	0.5%	(1.2%)	0.6%	(4.9%)		
Adjusted EBITDA Margin	10.3%	4.3%	0.5%	(1.2%)	0.6%	(0.7%)		

Source: Company Filings

Notes:

1 Historical financials do not include nonrecurring items of ($2.0mm) and 0.6mm of lease abandonment in 2005 and 2007, respectively, and ($3.3mm) of goodwill impairment in 2008

2 Adjustment for FCPA accrual charge of $3.5mm included in 2009 G&A

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Illustrative Case 1 Projected Financial Summary Projected financials provided by management ($ in millions, unless noted) 2009 2010 2011 2012 2013 2014 09 14 Revenue 83.2 85.7 92.1 100.8 110.3 120.9 7.8% Less: COGS (42.2) (42.0) (46.0) (50.4) (55.3) (60.8) Gross Profit 41.0 43.7 46.1 50.4 55.0 60.1 8.0% Less: Sales & Marketing Expense (18.8) (20.8) (22.1) (23.5) (24.3) (25.6) Less: Research & Development Expense (6.4) (7.7) (7.8) (8.0) (8.1) (8.5) Less: General & Administrative Expense (23.1) (15.2) (15.0) (14.9) (14.9) (15.3) Total Operating Expenses (48.3) (43.8) (44.9) (46.3) (47.4) (49.5) EBIT (7.3) (0.1) 1.2 4.1 7.6 10.7 Plus: Depreciation & Amortization 3.2 3.1 3.1 3.2 3.3 3.4 EBITDA [1] (4.1) 3.0 4.4 7.3 10.9 14.0 FCPA Accrual Charge [2] 3.5 Adjusted EBITDA (0.6) 3.0 4.4 7.3 10.9 14.0 FCPA Cash Settlement (3.5) Capital Expenditures [3] (6.0) (1.4) (1.4) (1.6) (1.9) Sale of Beijing Building 4 5.4 (Increase) / Decrease in Net Working Capital (2.2) (1.5) (1.9) (1.5) (2.1) Growth Rates & Margins Revenue Growth (12.8%) 3.1% 7.5% 9.4% 9.5% 9.6% Gross Margin 49.3% 51.0% 50.0% 50.0% 49.9% 49.7% Sales & Marketing as % of Revenue 22.6% 24.3% 24.0% 23.3% 22.1% 21.2% Research & Development as % of Revenue 7.6% 9.0% 8.5% 7.9% 7.4% 7.1% General & Administrative as % of Revenue 27.8% 17.7% 16.3% 14.7% 13.5% 12.7% EBIT Margin (8.8%) (0.1%) 1.3% 4.1% 6.9% 8.8% EBITDA Margin (4.9%) 3.6% 4.7% 7.2% 9.9% 11.6% Adjusted EBITDA Margin (0.7%) 3.6% 4.7% 7.2% 9.9% 11.6%

Illustrative Case 2 Projected Financial Summary Projected financials provided by management ($ in millions, unless noted) 2009 2010 2011 2012 2013 2014 09 14 Revenue 83.2 85.7 98.8 113.9 131.4 151.8 12.8% Less: COGS (42.2) (42.0) (49.4) (56.3) (63.7) (72.2) Gross Profit 41.0 43.7 49.4 57.6 67.7 79.7 14.2% Less: Sales & Marketing Expense (18.8) (20.8) (23.6) (26.6) (29.8) (33.8) Less: Research & Development Expense (6.4) (7.7) (8.1) (8.5) (10.1) (12.2) Less: General & Administrative Expense (23.1) (15.2) (15.0) (14.9) (14.9) (15.3) Total Operating Expenses (48.3) (43.8) (46.6) (50.0) (54.9) (61.3) EBIT (7.3) (0.1) 2.8 7.5 12.8 18.4 Plus: Depreciation & Amortization 3.2 3.1 3.1 3.2 3.3 3.4 EBITDA [1] (4.1) 3.0 5.9 10.7 16.1 21.7 FCPA Accrual Charge [2] 3.5 Adjusted EBITDA (0.6) 3.0 5.9 10.7 16.1 21.7 FCPA Cash Settlement (3.5) Capital Expenditures [3] (6.0) (1.5) (1.7) (2.1) (3.0) Sale of Beijing Building 4 5.4 (Increase) / Decrease in Net Working Capital (2.2) (2.0) (2.3) (2.0) (2.4) Growth Rates & Margins Revenue Growth (12.8%) 3.1% 15.2% 15.3% 15.4% 15.5% Gross Margin 49.3% 51.0% 50.0% 50.5% 51.5% 52.5% Sales & Marketing as % of Revenue 22.6% 24.3% 23.9% 23.4% 22.7% 22.3% Research & Development as % of Revenue 7.6% 9.0% 8.2% 7.5% 7.7% 8.0% General & Administrative as % of Revenue 27.8% 17.7% 15.2% 13.0% 11.4% 10.1% EBIT Margin (8.8%) (0.1%) 2.8% 6.6% 9.8% 12.1% EBITDA Margin (4.9%) 3.6% 6.0% 9.4% 12.3% 14.3% Adjusted EBITDA Margin (0.7%) 3.6% 6.0% 9.4% 12.3% 14.3%

Comparison of Case 1 and Case 2 The following illustrates Rudy’s Revenue and EBITDA for Case 1 and Case 2 Historical Revenue ($mm) Projected Revenue ($mm) EBITDA ($mm) Source: Historical information from Company filings; Cases 1 and 2 provided by management

SECTION 3 Preliminary Financial Analysis

Market Trading Data for Selected Detection, Safety and Industrial Instrumentation / Sensors Companies Price % of 52 Equity Enterprise EV to CY2010E EV to CY2011E P/E 4/9/10 Week High Value Value Sales EBITDA EBIT Sales EBITDA EBIT CY10E CY11E Company ($) (%) ($mm) ($mm) (x) (x) (x) (x) (x) (x) (x) (x) Spectris 12.97 98.5 1,539 1,709 1.4 9.4 11.6 1.3 8.2 9.8 14.5 12.1 Halma 4.07 98.8 1,532 1,566 2.2 9.4 11.2 2.1 8.8 10.6 14.9 14.0 Dräger 68.02 91.1 864 1,113 0.4 5.0 7.7 0.4 4.2 6.2 15.0 10.8 Mine Safety Appliances 28.59 96.6 1,047 1,089 1.1 10.5 14.9 1.1 8.8 12.1 21.5 17.9 II-VI 33.03 95.6 1,039 926 2.6 13.3 16.7 na na na 26.1 na FARO Technologies 25.85 95.7 422 322 1.8 19.4 na 1.5 10.2 na nm 23.4 Measurement Specialties 16.16 95.6 235 291 1.3 8.8 15.9 1.2 7.2 11.7 21.5 15.4 ICx Technologies 7.04 67.1 250 228 1.0 13.3 nm 0.9 9.2 18.3 nm 19.6 Mean 92.4 1.5 11.1 13.0 1.2 8.1 11.5 18.9 16.2 Median 95.6 1.3 10.0 13.2 1.2 8.8 11.1 18.2 15.4 High 98.8 2.6 19.4 16.7 2.1 10.2 18.3 26.1 23.4 Low 67.1 0.4 5.0 7.7 0.4 4.2 6.2 14.5 10.8 Rudy (Case 1) [1] 0.88 39.5 52 47 0.6 15.6 nm 0.5 10.9 38.7 nm 19.5 Rudy (Case 2) [1] 0.88 39.5 52 47 0.6 15.6 nm 0.5 8.0 17.0 nm 13.0

Selected Transactions

Annoucement Date	Target	Acquiror	Business of Target	Enterprise Value (US$mm)	Enterprise Value to LTM Sales (x)	Enterprise Value to LTM EBITDA (x)	Enterprise Value to LTM EBIT (x)
3/31/10	Sperian	Cinven	Personal Protective Equipment	1,020	1.1	8.3	11.8
1/19/10	Ahura Scientific	Thermo Fisher Scientific	Test & Measurement	145	3.2	na	na
10/1/08	LDS Test & Measurement	Spectris	Test & Measurement	86	1.1	na	8.5
7/28/08	Xantrex Programmable Power	Ametek	Power Supplies for Test Equipment	120	1.5	na	na
10/25/07	Extech Instruments	Flir Systems	Test & Measurement	40	1.0	na	na
8/13/07	Cameca	Ametek	Instrumentation/Sensors	112	na	na	na
2/9/07	Mikron Infrared	LumaSense Technologies	Instrumentation/Sensors	62	1.7	10.1	11.0
1/23/06	SwissQual	Spirent Communications	Test and Measurement	72	2.8	16.5	na
12/19/05	First Technology	Honeywell International	Gas Detection	743	2.7	13.4	31.9
8/25/05	Solartron	Ametek	Analysis and Measurement Instrumentation	75	1.5	na	na
5/23/05	UbiNetics SPG Test and Measurement	Aeroflex	Test & Measurement	84	2.4	9.6	12.0
4/18/05	Zellweger Analytics	Honeywell International	Gas Detection	na	na	na	na
6/29/04	Inet Tecchnologies	Tektronix	Test & Measurement	325	3.1	15.1	21.7
6/25/04	synOdys	American Capital	Radiation Detection Measurement	72	0.9	na	na
5/27/04	Imaging and Sensing Technology	American Capital	Equipment for Nuclear Power Plants	45	na	na	na
10/1/03	ICN Worldwide Dosimetry Services	American Capital	Radiation Dosimetry Services	49	na	na	na
Mean					**2.0**	**12.9**	**17.0**
Median					**1.7**	**13.4**	**12.0**
High					**3.2**	**16.5**	**31.9**
Low					**0.9**	**8.3**	**8.5**

Source: Company filings, press releases and FactSet

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Illustrative Discounted Cash Flow Analysis — Case 1 Implied Enterprise Value ($mm) [1] Implied Equity Value per Share ($/share) [2] Discount 2014E Terminal EBITDA Multiple (x) Discount 2014E Terminal EBITDA Multiple (x) Rate 8.5x 9.5x 10.5x Rate 8.5x 9.5x 10.5x 20.0% 53 59 64 20.0% 1.03 1.12 1.22 25.0% 43 48 52 25.0% 0.86 0.94 1.02 30.0% 35 39 43 30.0% 0.73 0.79 0.86 Projected Fiscal Year Ending December 31, ($ in millions, unless noted) 2010 2011 2012 2013 2014 EBITDA 3.0 4.4 7.3 10.9 14.0 Margin 3.6% 4.7% 7.2% 9.9% 11.6% Less: Depreciation & Amortization (3.1) (3.1) (3.2) (3.3) (3.4) EBIT (0.1) 1.2 4.1 7.6 10.7 Less: Taxes 0.0 (0.1) (1.1) (2.1) (3.0) Tax Rate 12.0% 12.0% 28.0% 28.0% 28.0% NOPAT (0.0) 1.1 3.0 5.5 7.7 Plus: Depreciation & Amortization 3.1 3.1 3.2 3.3 3.4 Less: Capital Expenditures (6.0) (1.4) (1.4) (1.6) (1.9) Plus: (Increase) / Decrease in Net Working Capital (2.2) (1.5) (1.9) (1.5) (2.1) Less: FCPA Cash Settlement (3.5) Plus: Sale of Beijing Building 5.4 Unlevered Free Cash Flow (8.6) 6.7 2.8 5.6 7.1 Notes: 1 As of 12/31/09 2 Based on Rudy’s 10-K from 12/31/09; includes $18.5mm of cash, $5.5mm of debt, and $4.5mm of minority interest

Illustrative Discounted Cash Flow Analysis — Case 2 Implied Enterprise Value ($mm) [1] Implied Equity Value per Share ($/share) [2] Discount 2014E Terminal EBITDA Multiple (x) Discount 2014E Terminal EBITDA Multiple (x) Rate 8.5x 9.5x 10.5x Rate 8.5x 9.5x 10.5x 20.0% 84 93 102 20.0% 1.54 1.67 1.81 25.0% 69 76 83 25.0% 1.29 1.40 1.51 30.0% 56 62 68 30.0% 1.09 1.18 1.28 Projected Fiscal Year Ending December 31, ($ in millions, unless noted) 2010 2011 2012 2013 2014 EBITDA 3.0 5.9 10.7 16.1 21.7 Margin 3.6% 6.0% 9.4% 12.3% 14.3% Less: Depreciation & Amortization (3.1) (3.1) (3.2) (3.3) (3.4) EBIT (0.1) 2.8 7.5 12.8 18.4 Less: Taxes 0.0 (0.3) (2.1) (3.6) (5.1) Tax Rate 12.0% 12.0% 28.0% 28.0% 28.0% NOPAT (0.0) 2.4 5.4 9.3 13.2 Plus: Depreciation & Amortization 3.1 3.1 3.2 3.3 3.4 Less: Capital Expenditures (6.0) (1.5) (1.7) (2.1) (3.0) Plus: (Increase) / Decrease in Net Working Capital (2.2) (2.0) (2.3) (2.0) (2.4) Less: FCPA Cash Settlement (3.5) Plus: Sale of Beijing Building 5.4 Unlevered Free Cash Flow (8.6) 7.4 4.6 8.4 11.2 Notes: 1 As of 12/31/09 2 Based on Rudy’s 10-K from 12/31/09; includes $18.5mm of cash, $5.5mm of debt, and $4.5mm of minority interest

SECTION 4 Overview of Illustrative Acquirors

Potential Acquirors Strategic Acquirors Financial Sponsor Acquirors

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